Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFUSYSTEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3341405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(303) 457-4345

(Address of principal executive offices, including zip code)

InfuSystem Holdings, Inc. Employee Stock Purchase Plan

(Full title of plans)

Eric Steen Chief Executive Officer InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 (248) 291-1210	With a copy to: Kirstin P. Salzman Husch Blackwell LLP 4800 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8316

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.0001 per share	200,000 shares (1)	$ 2.80 (2)	$ 560,000 (2)	$ 72.13

(1)	This registration statement covers 200,000 shares of the Common Stock of InfuSystem Holdings, Inc. available for issuance under the InfuSystem Holdings, Inc. Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to register and cover any additional shares of Common Stock which may be issued under the Inducement Stock Option Agreement pursuant to the Inducement Stock Option Agreement’s anti-dilution provisions as the result of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock of InfuSystem Holdings, Inc. and such lesser amount of shares of Common Stock which may be issued pursuant to the Inducement Stock Option Agreement’s anti-dilution provisions as a result of any reverse stock split, stock combination or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of a share of the Common Stock of InfuSystem Holdings, Inc. as reported by the NYSE MKT on May 8, 2014.

PART I

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed or to be filed by InfuSystem Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 11, 2014.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 5, 2014.

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on February 12, 2014, March 12, 2014, April 9, 2014, April 23, 2014, April 28, 2014, May 5, 2014, May 8, 2014, and May 12, 2014.

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 21, 2010.

(e)	All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation.

Article Seven of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Article Four of the Registrant’s Amended and Restated By-Laws provides that the Registrant shall pay expenses incurred by a director or officer of the Registrant in defending or appearing as a witness in any civil, administrative, investigative or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as provided for in Section 145(e) of the DGCL. Article Four of the Registrant’s Amended and Restated By-Laws further provides that the indemnification and payment of expenses on behalf of any other employee or agent of the Registrant shall be on such terms and conditions as the Registrant’s Board of Directors determines from time to time.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seven of the Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL. Any amendment to or repeal of Article Seven may not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article Four of the Registrant’s Amended and Restated By-Laws permits the Registrant to purchase and maintain such insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant as provided for in Section 145(g) of the DGCL. The Registrant maintains directors’ and officers’ liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation, and all amendments, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014 and incorporated herein by reference.

4.2	Amended and Restated By-Laws, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on May 31, 2012 and incorporated herein by reference.

5.1*	Opinion of Husch Blackwell LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Deloitte & Touche, LLP.

23.3*	Consent of Husch Blackwell LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (contained in the signature page hereto).

99.1*	InfuSystem Holdings, Inc. Employee Stock Purchase Plan.

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison Heights, State of Michigan, on the 9th day of May, 2014.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric K. Steen
Eric K. Steen President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan P. Foster and Eric K. Steen, or either of them, severally, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Eric K. Steen	President, Chief Executive Officer	May 9, 2014
Eric K. Steen	(principal executive officer) and Director

/s/ Jonathan P. Foster	Chief Financial Officer	May 9, 2014
Jonathan P. Foster	(principal financial and accounting officer)

/s/ David Dreyer	Director	May 9, 2014
David Dreyer

/s/ Ryan Morris	Director	May 9, 2014
Ryan Morris

/s/ Joseph Whitters	Director	May 9, 2014
Joseph Whitters

/s/ Wayne Yetter	Director	May 9, 2014
Wayne Yetter

/s/ Gregg Lehman	Director	May 9, 2014
Gregg Lehman

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation, and all amendments, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014 and incorporated herein by reference.

4.2	Amended and Restated By-Laws, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on May 31, 2012 and incorporated herein by reference.

5.1*	Opinion of Husch Blackwell LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Deloitte & Touche, LLP.

23.3*	Consent of Husch Blackwell LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (contained in the signature page hereto).

99.1*	InfuSystem Holdings, Inc. Employee Stock Purchase Plan.

*	Filed herewith.